UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2023

Offerpad Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39641	85-2800538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 E. Germann Road, Suite 1 Chandler, Arizona	85286
(Address of principal executive offices)	(Zip Code)

(844) 338-4539

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPAD	New York Stock Exchange
Warrants to purchase Class A common stock, at an exercise price of $11.50 per share	OPADWS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Current Report on Form 8-K of Offerpad Solutions Inc. (the “Company”) filed on February 1, 2023, the Company entered into a pre-funded warrants subscription agreement (the “Subscription Agreement”) on January 31, 2023 with the investors named therein (the “Investors”), pursuant to which the Company agreed to sell and issue to the Investors an aggregate of 160,742,959 pre-funded warrants to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Transaction”).

On January 31, 2023, stockholders of the Company (holding shares of common stock representing approximately 76% of the voting power of all outstanding shares of common stock) delivered to the Company an irrevocable written consent approving the Transaction. Accordingly, the approval of the Transaction by the Company’s stockholders, as required by Section 312.03 of the New York Stock Exchange Listed Company Manual, was effected in accordance with the Amended & Restated Bylaws of the Company and the General Corporation Law of the State of Delaware on January 31, 2023. No further approval of the stockholders of the Company is required to approve the Transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2023	Offerpad Solutions Inc.

	By:	/s/ Michael Burnett
Michael Burnett
Chief Financial Officer